QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
UtiliCorp United Inc.

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-3) to register 790,444 UtiliCorp United Inc. common shares, of our report dated February 5, 2001, included in UtiliCorp United Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.

/s/ ARTHUR ANDERSEN LLP
Arthur Andersen LLP
Kansas City, Missouri
August 17, 2001

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS